UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

United Parcel Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners of United Parcel Service, Inc. Meeting to be held on May 8, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2008 Annual Meeting of Shareowners are available on the Internet.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Proxy Statement and 2007 Annual Report

To view this material, have the 12-digit Control # available (located on the following page) and visit: **www.proxyvote.com**

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 24, 2008.

To request material: **Internet**: www.proxyvote.com **Telephone**: 1-800-579-1639 ****Email**: sendmaterial@proxyvote.com

If requesting material by e-mail please send a blank e-mail with the **12-digit Control # (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

UNITED PARCEL SERVICE, INC.
INVESTOR RELATONS B1F7
55 GLENLAKE PARKWAY NE
ATLANTA, GA 30328

UNITED PARCEL SERVICE, INC.

Vote In Person

At the Annual Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To view the proxy materials and vote by Internet go to **WWW.PROXYVOTE.COM.**

Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time on May 7, 2008. Have your notice in hand when you access the web site and follow the instructions.

R1UPS1

Meeting Location

The United Parcel Service, Inc. Annual Meeting of Shareowners is to be held on May 8, 2008 at 8:00 A.M. Eastern Time at: Hotel du Pont, 11th and Market Streets, Wilmington, DE 19801.

FROM PHILADELPHIA ON I-95 SOUTH

1. Take I-95 South through Chester to Wilmington.
2. Follow I-95 South to Exit 7A marked "52 South, Delaware Ave."
3. Follow exit road (11th Street) to intersection with Delaware Ave. marked "52 South, Business District."
4. At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

FROM ROUTE 202

1. Follow Route 202 to I-95 intersection. Take I-95 South.
2. From I-95 South, follow steps 2 - 5 above.

FROM DOWNSTATE DELAWARE

1. Take Route 13 North, into Wilmington.
2. Follow signs marked "North Business, Route 13" to the eighth traffic light.
3. At the eighth light, make a left onto 10th Street.
4. Follow 10th Street three blocks to Orange Street, and make a right on Orange.
5. Next block is 11th Street. Turn right; Hotel du Pont is on the right.

FROM BALTIMORE ON I-95 NORTH

1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Ave."
2. From right lane, take Exit 7 onto Adams Street.
3. At the third traffic light on Adams Street, turn right. Follow sign marked "52 South, Business District."
4. At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

FROM NEW JERSEY (NEW JERSEY TURNPIKE)

1. Take the New Jersey Turnpike South to Delaware Memorial Bridge.
2. After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
3. From I-95 North, follow steps 1 - 5 above.

R1UPS2

Voting items1.Election of a board of directors to serve until the 2009 annual meeting of shareowners:Nominees:01) F. Duane Ackerman 06) Ann M. Livermore 02) Michael J. Burns07) Rudy Markham 03) D. Scott Davis08) John W. Thompson 04) Stuart E. Eizenstat 09) Carol B. Tomé 05) Michael L. Eskew 10) Ben Verwaayen2.Ratification of the appointment of Deloitte & Touche LLP as UPS’s independent registered public accountants for the year ending December 31, 2008.The Board of Directors recommends that you vote FOR both proposals.This is not a proxy card. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the first page of this notice.